Exhibit 99.2

295 Woodcliff Drive, Suite 202, Fairport, New York 14450

CONTACT:	Investors and Media: Felix Veksler

Vice President, Investor Relations

ir@monro.com

FOR IMMEDIATE RELEASE

Monro Announces Strategic Alternatives Review to Maximize Shareholder Value

FAIRPORT, N.Y. – May 27, 2026 – Monro, Inc. (Nasdaq: MNRO), a leading provider of automotive repair and tire services, today announced that its Board of Directors (the “Board”) has initiated a review of strategic alternatives to maximize shareholder value. In consultation with its financial and legal advisors, the Board will evaluate a broad range of alternatives, including but not limited to asset sales, refinancing of the business, strategic acquisitions and operational improvements, or the sale of the Company.

“Monro has a strong and durable business and we are excited about the opportunities in front of us,” said Robert Mellor, Chairman of the Board. “The Board determined that now is the right time to initiate a comprehensive review of strategic alternatives, and we are approaching this process with discipline and an open mind and guided by a commitment to maximize shareholder value.”

“Monro has made significant progress across the business to improve performance, strengthen profitability and enhance the customer experience,” said Peter Fitzsimmons, President and Chief Executive Officer. “The strategic review process will allow the Company to explore all options and determine the best path forward, while continuing to focus on our improvement initiatives and deliver for our customers and shareholders.”

The strategic review is at a preliminary stage and there is no deadline or definitive timeline set for its completion. There can be no assurance that the process will result in any transaction or other strategic outcome. Monro does not intend to make any further public comment unless and until it determines further disclosure is appropriate or necessary.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country, from oil changes, tires and parts installation, to the most complex vehicle repairs. With a focus on sustainable growth, the Company generated approximately $1.2 billion in sales in fiscal 2026. Monro brings customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address automotive needs every day to get customers back on the road safely. For more information, please visit corporate.monro.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not historical facts may contain statements of future expectations and other forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “anticipate,” “believe,” “can,” “continue,” “expect,” “focus,” “future,” “intend,” “may,” “opportunity,” “plan,” “strategy,” “will,” and other similar words or phrases. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the review of strategic alternatives, the Company’s operational performance and growth strategy, and expected financial results are forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed. These risk factors and uncertainties include those more fully described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended March 28, 2026, which the Company expects to file before the end of May 2026. Except as required by law, the Company does not undertake and specifically disclaims any obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Source: Monro, Inc.

MNRO-Corp

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